                                                                    EXHIBIT 4(4)


                                AMENDMENT NO. 2
                                      TO
                                RIGHTS AGREEMENT
                         DATED AS OF DECEMBER 23, 1994
                                 BY AND BETWEEN
                            HAWAIIAN AIRLINES, INC.
                                      AND
                      CHEMICAL TRUST COMPANY OF CALIFORNIA
                                AS RIGHTS AGENT

          This Amendment No. 2 to the Rights Agreement (the "Amendment") entered into as of January __, 1996 by and between Hawaiian Airlines, Inc. (the "Company") and Chemical Trust Company of California as Rights Agent (the "Rights Agent").

                                    RECITALS
                                    --------

          A. The Board of Directors of the Company has determined that the issuance of shares to Airline Investors Partnership, L.P. ("AIP") pursuant to the terms of the Stock Purchase Agreement dated as of December 8, 1995 by and between the Company and AIP shall not render AIP a "10% Shareholder" under
Section 1(hh) of the Rights Agreement dated as of December 23, 1994 by and between the Company and the Rights Agent; and

          B. The Company and the Rights Agent wish to amend the Agreement to reflect the foregoing.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, the parties hereby agree as follows:

          1.  Amendment to Section 1(hh).  Section 1(hh) of the Agreement is
              -------------------------
amended by adding the following subsection (iv):

          "(iv) Airline Investors Partnership, L.P., a Delaware limited partnership ("AIP"), as a result of its purchase of shares of Class A Common Stock pursuant to a Stock Purchase Agreement by and between the Company and AIP, dated as of December 8, 1995"

          2.  Revision to Exhibit C.  Exhibit C to the Agreement shall be
              ---------------------
revised to make it consistent with the foregoing changes.

          3.  No Impairment.  In all other respects, the provisions of the
              -------------
Agreement remain unchanged and in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as the date above first written.


                            HAWAIIAN AIRLINES, INC.


                            By: Bruce R. Nobles
                                ------------------------------------
                                Bruce R. Nobles
                                Chairman, President, and Chief
                                Executive Officer


                            By: Rae A. Capps
                                ------------------------------------
                                Rae A. Capps
                                Vice President, General Counsel and
                                Corporate Secretary


                            CHEMICAL TRUST COMPANY OF
                            CALIFORNIA, as Rights Agent


                             By: Ian D. Gass
                                 -----------------------------------
                                 Name  Ian D. Gass
                                 Assistant Vice President
                                 -----------------------------------
                                 Title


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